EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Longwen Group Corp.

We hereby consent to the incorporation by reference in this Registration Statement on Form 10 of our report dated June 10, 2022, relating to the financial statements of Longwen Group Corp., which is included in the Registration Statement on the Form 10. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ Simon & Edward, LLP

Rowland Heights, California

June 10, 2022